Exhibit 23.03



               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Equity Incentive Plan, as amended and 1995 Directors Stock Option Plan through January 22, 1999, of our report dated October 22, 1997, with respect to the consolidated financial statements and schedule of Elantec Semiconductor, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

San Jose, California
February 25, 1999